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                                                                       EX-22.01


                   First Tier Subsidiaries (all 100% owned)
                   -----------------------

1. Corporate Staffing Resources of Indiana, Inc., an Indiana corporation.

   Corporate Staffing Resources of Indiana, Inc. has done business under the names of:

   Corporate Staffing Resources, Inc.
   Corporate Staffing Resources of Indiana, Inc.
   Corporate Staffing Resources, LLC.
   Corporate Staffing Resources
   Corporate Staffing Resources of St. Louis, Inc.
   CSR, Inc.
   CSR

2. Mega Force Staffing Services, Inc., a North Carolina corporation.

   Mega Force Staffing Services, Inc. has done business under the names of:

   Carolina Personnel Staffing, Inc.
   Data Resources, Inc.
   Mega Force Staffing Services, Inc.
   Mega Force Technical Services, Inc.
   Mega Force Temporaries, Inc.
   Mega Force Temporaries of Asheboro, Inc.
   Mega Force Temporaries of Fayetteville
   Mega Force Temporaries of Goldsboro, Inc.
   Mega Force Temporaries of Lumberton, Inc.
   Mega Force Temporaries of Rock Hill
   Mega Force Temporary Services of Myrtle Beach, Inc.
   Mega Force of Tennessee, Inc.
   Nationwide Personnel Services, Inc.
   Staff Resources, Inc.
   Staffing Management Services, Inc.
   Staffing Resources
   Staffing Resources of the Triad

3. The Hamilton-Ryker Company, Inc., a North Carolina corporation.

   The Hamilton-Ryker Company, Inc. has done business under the names of:

   Career Management, Inc.
   Career Management Services, Inc.
   CM Management
   CM Management Services
   HamRyk Services, Inc.
   Myron Services, Inc.
   Temp Team, Inc.
   The Hamilton-Ryker Company
   The Hamilton-Ryker Company, Inc.
   The Hamilton-Ryker Company, LLC

4. Intranational Computer Consultants, a California corporation.

5. NPS of Atlanta, Inc., a Georgia corporation.

   NPS of Atlanta, Inc. has done business under the names of:

   NPS of Atlanta, Inc.
   NPS of Atlanta The Staffing Specialists

6. CSR Manager, Inc., an Indiana corporation.

   CSR Manager, Inc. has done business under the names of:

   CSR Manager LLC

7. Networld Solutions, a California corporation.

8. Programming Management & Systems, Inc., a Missouri corporation


                           Second Tier Subsidiaries
                           ------------------------

1. Corporate Staffing Resources, LLC, an Indiana limited liability company.

2. CMS Management Services LLC, an Indiana limited liability company.

   CMS Management Services LLC has done business under the names of:

   CMS Management Services LLC
   CMS Management Services
   TemPro Resources
   CMT/TemPro Resources of Indianapolis, Inc.
   CMS Services
   CMS/TemPro Resources of Nashville